UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. )

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2026

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	NasdaqCapital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2026, at the Company’s Special Meeting of Stockholders, among other items, our stockholders approved the grant of discretionary authority to the Company’s board of directors (the “Board”) to (i) amend our certificate of incorporation to effect a reverse stock split of all outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), by a ratio in the range of one-for-five (1-for-5) to one-for-fifty (1-for-50) (the “Reverse Stock Split”), to be determined in the Board’s sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders. The Board set the Reverse Stock Split ratio at one-for-fifty (1-for-50) and approved and authorized the filing of a certificate of amendment to our certificate of incorporation (the “Certificate of Amendment”), with the Certificate of Amendment to become effective as of 12:00 a.m., Eastern Time, on August 10, 2026 (the “Effective Time”).

At the Effective Time of the Reverse Stock Split, every fifty (50) shares of Common Stock issued and outstanding will be automatically reclassified into one (1) new share of Common Stock. The par value per share of the Common Stock will remain unchanged at $0.001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, other than with respect to the rounding up of fractional shares to the nearest whole share. Proportional adjustments also will be made to shares underlying outstanding equity awards, warrants, including publicly traded warrants, and convertible notes, as well as to the number of shares issued and issuable under the Company’s stock incentive plans and certain existing agreements. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

The Reverse Stock Split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of Common Stock for continued listing on Nasdaq. The Reverse Stock Split could also improve the marketability and liquidity of the Common Stock. The Reverse Stock Split will be effective at the Effective Time, and the Common Stock and publicly trades warrants are expected to begin trading on a Reverse Stock Split-adjusted basis on Nasdaq at the opening of the market on August 10, 2026. The trading symbol for the Common Stock will remain “ONFO,” and the new CUSIP number of the Common Stock following the Reverse Stock Split is 68277K 405. The publicly traded warrants will continue to trade on Nasdaq under the symbol “ONFOW” with the same CUSIP number of 68277K124.

 The Company’s transfer agent, VStock Transfer, LLC, will serve as the agent for the Reverse Stock Split.

The Reverse Stock Split does not affect the Company’s authorized preferred stock. After the Reverse Stock Split, the Company’s authorized preferred stock of 5,000,000 shares, including its previously designated 1,000,000 shares of Series A Preferred Stock, remained unchanged. Additionally, the Reverse Stock Split will not affect the par value of the preferred stock, or its previously designated Series A Preferred Stock.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference to this Current Report on Form 8-K (this “Current Report”).

Item 7.01. Regulation FD Disclosure.

On August 6, 2026, the Company issued a press release with respect to the Reverse Stock Split. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Onfolio Holdings Inc.
99.1	Press Release Dated August 6, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: August 10, 2026	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer

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